UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 24, 2023
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Effective on August 24, 2023, the Board of Directors (the “Board”) of DexCom, Inc. (“Dexcom”) elected Rimma Driscoll to fill a vacancy on the Board and to replace Nicholas Augustinos as a member of the Audit Committee of the Board and the Technology Committee of the Board. Ms. Driscoll shall hold office for a term expiring at the 2024 Annual Meeting of Dexcom’s stockholders (“2024 Annual Meeting”).

There is no arrangement or understanding between Ms. Driscoll and any other persons pursuant to which Ms. Driscoll was selected as a director. Ms. Driscoll is not a party to and does not have any direct or indirect material interest in any transaction with Dexcom required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Ms. Driscoll qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Ms. Driscoll also entered into Dexcom’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.43 to Dexcom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on February 11, 2021.

Consistent with Dexcom’s non-employee director’s compensation policy for non-employee directors, upon appointment, Ms. Driscoll was granted an initial retainer grant of restricted stock units (“RSUs”) with a fair value of $500,000, vesting annually over the three years following the date of grant. Ms. Driscoll will also receive the customary annual compensation paid to non-employee directors on or around the 2024 Annual Meeting in the form of a grant of RSUs with a fair value of $325,000, vesting on the earlier of the date of the first annual stockholder meeting thereafter or one year from the date of grant. The initial retainer grant will be issued under the Dexcom Amended and Restated 2015 Equity Incentive Plan, will accelerate in full upon a change of control and will result in the issuance of a number of RSUs calculated by dividing the fair value amount of the applicable grant by the average of the closing price of Dexcom’s common stock for the 30 trading day period ending on the 5th business day prior to the grant date.

ITEM 8.01.	OTHER EVENTS
Dexcom announced the election of Ms. Driscoll to the Board in a press release furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Number	Description

99.01	Press release dated August 28, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ MICHAEL BROWN Michael Brown Executive Vice President and Chief Legal Officer

Date:	August 28, 2023